Exhibit 99.1

Energy Services of America Reports Third Quarter Fiscal 2026 Results

Records 25.5% Year-over-Year Revenue Increase and 57.9% Increase in Net Income

HUNTINGTON, W.Va., August 10, 2026 /PRNewswire/ -- Energy Services of America Corporation (the "Company" or "Energy Services") (Nasdaq: ESOA), today announced its results for its fiscal third quarter ended June 30, 2026.

Third Quarter Summary (1)

•	Revenue of $130.0 million versus $103.6 million

•	Gross profit of $14.3 million versus $12.0 million

•	Gross margin of 11.0% compared to 11.6%

•	Net income of $3.3 million, or $0.18 per diluted share, compared to $2.1 million, or $0.12 per diluted share.

•	Adjusted EBITDA of $8.3 million compared to $6.5 million

•	Increased quarterly dividend by 33% to $0.04 per share

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

"Our third quarter results reflect strength across each of our segments, thanks to continued demand for water distribution and electrical construction as well as the continued recovery in our gas transmission business. The quarter also benefited from the more favorable weather throughout the spring, allowing our projects to start on or ahead of schedule," said Doug Reynolds, President of Energy Services. “Profitability during the quarter was slightly affected by a lower-than-expected gross profit margin on a large gas transmission project , but the diversity of our business allowed us to absorb this impact and still report a 58% increase in year-over-year net income.”

“We remain optimistic about the near and longer-term opportunities for the business, driven by the ongoing replacement cycle for water infrastructure and the growth in electric demand and build out of data centers across the country. This confidence is reflected in the 33% increase in our quarterly dividend, which is an important component in our focus of delivering long-term shareholder return,” Mr. Reynolds concluded.

Third Quarter Fiscal 2026 Financial Results

Total revenues for the period were $130.0 million, compared to $103.6 million in the third quarter of fiscal 2025. The increase was primarily driven by increased work across all segments, particularly Gas & Petroleum Transmission.

Gross profit was $14.3 million, compared to $12.0 million in the prior-year quarter. Gross margin was 11.0% of revenues, compared to 11.6% of revenues in the third quarter of fiscal 2025. The decrease in gross margin is related to one large gas transmission project, partially offset by higher levels of construction activity across the business.

Selling and administrative expenses were $9.7 million, compared to $8.8 million in the prior-year quarter. The increase is primarily related to higher labor and related costs associated with the Company's growth, partially offset by improved operating leverage.

Net income was $3.3 million, or $0.18 per diluted share, compared to $2.1 million or $0.12 per diluted share in the third quarter of fiscal 2025.

Backlog as of June 30, 2026 was $286.6 million, compared to $325.1 million on March 31, 2026 and $280.7 million as of June 30, 2025.

Below is a comparison of the Company's operating results for the three months ended June 30, 2026 and 2025 (unaudited):

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Revenue	$130,005,928	$103,601,585	$337,291,570	$280,926,850

Cost of revenues	115,688,703	91,618,987	298,748,217	258,602,810

Gross profit	14,317,225	11,982,598	38,543,353	22,324,040

Selling and administrative expenses	9,685,305	8,814,545	27,940,257	25,602,253
Income (loss) from operations	4,631,920	3,168,053	10,603,096	(3,278,213)

Other income (expense)
Other nonoperating expense	(118,403)	(38,529)	(315,268)	(107,407)
Interest expense	(486,914)	(781,198)	(2,098,600)	(2,140,686)
Gain (loss) on sale of equipment	5,097	(128,710)	93,846	50,532
Total other income (expense)	(600,220)	(948,437)	(2,320,022)	(2,197,561)

Income (loss) before income taxes	4,031,700	2,219,616	8,283,074	(5,475,774)

Income tax expense (benefit)	745,041	137,987	2,075,386	(1,612,718)

Net income (loss)	$3,286,659	$2,081,629	$6,207,688	$(3,863,056)

Weighted average shares outstanding-basic	18,622,477	16,625,761	17,614,419	16,644,028

Weighted average shares-diluted	18,659,624	16,666,135	17,653,687	16,644,028

Earnings (loss) per share-basic	$0.18	$0.13	$0.35	$(0.23)

Earnings (loss) per share-diluted	$0.18	$0.12	$0.35	$(0.23)

Please refer to the table below that reconciles adjusted EBITDA with net income (unaudited):

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Net income (loss)	$3,286,659	$2,081,629	$6,207,688	$(3,863,056)

Add (less): Income tax expense (benefit)	745,041	137,987	2,075,386	(1,612,718)

Add: Interest expense, net of interest income	486,914	781,198	2,098,600	2,140,686

Add: Non-operating expense	118,403	38,529	315,268	107,407
(Less) add: (gain) loss on sale of equipment	(5,097)	128,710	(93,846)	(50,532)
Add: Depreciation and intangible asset amortization expense	3,697,049	3,291,414	11,112,160	9,172,704

Adjusted EBITDA	$8,328,969	$6,459,467	$21,715,256	$5,894,491

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. The reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information relating to these measures are included herein. We include these measurements to enhance the understanding of our operating performance. We believe that Adjusted EBITDA as presented herein, considered along with net income (loss), is a relevant indicator of trends relating to the cash generating activity of our operations. We believe that excluding the items identified above provides a consistent comparison of the cash-generating activity of our operations. We believe that Adjusted EBITDA is useful to investors as it facilitates a comparison of our operating performance to other companies that also use Adjusted EBITDA as a supplemental operating measure. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

About Energy Services

Energy Services of America Corporation (NASDAQ: ESOA), headquartered in Huntington, WV, is a contractor and service company that operates primarily in the mid-Atlantic and Central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. Energy Services employs 1,500+ employees on a regular basis. The Company's core values are safety, quality, and production.

Certain statements contained in the release including, without limitation, the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans, the integration of acquired business and other factors referenced in this release, risks and uncertainties related to the restatement of certain of our historical consolidated financial statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Contact

Steven Hooser or John Beisler

Three Part Advisors

shooser@threepa.com; jbeisler@threepa.com

(214) 872-2710